EXHIBIT 99.3


                         March         , 1997


                           EXCHANGE AGENT AGREEMENT
                           ------------------------


The Bank of New York
Corporate Trust Trustee Administration
101 Barclay Street - 21st Floor
New York, New York 10286

Ladies and Gentlemen:

        BankBoston Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust") proposes to make an offer (the "Exchange Offer") to exchange its 8.25% Series A Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Old Securities") for its 8.25% Series B Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "New Securities"). All of the beneficial interests represented by common securities of the Trust are owned by Bank of Boston Corporation, a Massachusetts corporation (the "Corporation"). The terms and conditions of the Exchange Offer as currently contemplated are set forth in a prospectus, dated March , 1997 (the "Prospectus"), to be distributed to all record holders of the Old Securities. The Old Securities and the New Securities are collectively referred to herein as the "Securities."

        The Trust  hereby appoints The Bank  of New York  to act  as exchange
agent  (the  "Exchange  Agent")  in   connection  with  the  Exchange  Offer.
References hereinafter to "you" shall refer to The Bank of New York.

        The Exchange Offer is expected to be commenced by the Trust on or about March , 1997. The Letter of Transmittal accompanying the Prospectus (or in the case of book entry securities, the ATOP system) is to be used by the holders of the Old Securities to accept the Exchange Offer and contains instructions with respect to (i) the delivery of certificates for Old Securities tendered in connection therewith and (ii) the book entry transfer of Securities to the Exchange Agent's account.

        The Exchange Offer shall expire at  5:00 P.M., New York City time, on
April         ,  1997 or on  such later date  or time to which  the Trust may extend the Exchange Offer (the "Expiration Date"). Subject to the terms and conditions set forth in the Prospectus, the Trust expressly reserves the right to extend the Exchange Offer from time to time by giving oral (to be confirmed in writing) or written notice to you before 9:00 A.M., New York City time, on the business day following the previously scheduled Expiration Date.

        The Trust expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Securities not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified in the Prospectus under the caption "The Exchange Offer -- Conditions to the Exchange Offer." The Trust will give oral (confirmed in writing) or written notice of any amendment, termination or nonacceptance of Old Securities to you promptly after any amendment, termination or nonacceptance.

        In carrying out your duties as Exchange Agent, you are to act in accordance with the following instructions:

        1.   You  will  perform  such duties  and  only  such  duties  as  are specifically set forth in the section of the Prospectus captioned "The Exchange Offer" or as specifically set forth herein; provided, however, that
					              --------  -------
in no way will your general duty to act in good faith be discharged by the foregoing.

        2. You will establish an account with respect to the Old Securities at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after the date of the Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Securities by causing the Book-Entry Transfer Facility to transfer such Old Securities into your account in accordance with the Book-Entry Transfer Facility's procedure for such transfer.

        3. You are to examine each of the Letters of Transmittal and certificates for Old Securities (or confirmation of book-entry transfer into your account at the Book-Entry Transfer Facility) and any other documents delivered or mailed to you by or for holders of the Old Securities to ascertain whether: (i) the Letters of Transmittal and any such other documents are duly executed and properly completed in accordance with instructions set forth therein and (ii) the Old Securities have otherwise been properly tendered. In each case where the Letter of Transmittal or any other document has been improperly completed or executed or any of the certificates for Old Securities are not in proper form for transfer or some other irregularity in connection with the acceptance of the Exchange Offer exists, you will endeavor to inform the presenters of the need for fulfillment of all requirements and to take any other action as may be necessary or advisable to cause such irregularity to be corrected.

        4. With the approval of any Administrative Trustee of the Trust or any person designated in writing by the Corporation (a "Designated Officer") (such approval, if given orally, to be confirmed in writing) or any other party designated by any such Administrative Trustee or Designated Officer in writing, you are authorized to waive any irregularities in connection with any tender of Old Securities pursuant to the Exchange Offer.

        5. Tenders of Old Securities may be made only as set forth in the Letter of Transmittal and in the section of the Prospectus captioned "The Exchange Offer -- Procedures for Tendering Old Capital Securities," and Old Securities shall be considered properly tendered to you only when tendered in accordance with the procedures set forth therein.

        Notwithstanding the provisions of this paragraph 5, Old Securities which any Administrative Trustee of the Trust or Designated Officer of the Corporation shall approve as having been properly tendered shall be considered to be properly tendered (such approval, if given orally, shall be confirmed in writing).

        6. You shall advise the Trust and the Corporation with respect to any Old Securities received subsequent to the Expiration Date and accept their instructions with respect to disposition of such Old Securities.

        7.   You shall accept tenders:

        (a) in cases where the Old Securities are registered in two or more names only if signed by all named holders;

        (b) in cases where the signing person (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity only when proper evidence of such person's authority so to act is submitted; and

        (c) from persons other than the registered holder of Old Securities provided that customary transfer requirements, including any applicable transfer taxes, are fulfilled.

        You shall accept partial tenders of Old Securities where so indicated and as permitted in the Letter of Transmittal and deliver certificates for Old Securities to the transfer agent for split-up and return any untendered Old Securities to the holder (or such other person as may be designated in the Letter of Transmittal) as promptly as practicable after expiration or termination of the Exchange Offer.

        8. Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Trust will notify you (such notice if given orally, to be confirmed in writing) of its acceptance, promptly after the Expiration Date, of all Old Securities properly tendered and you, on behalf of the Trust, will exchange such Old Securities for New Securities and cause such Old Securities to be canceled. Delivery of New Securities will be made on behalf of the Trust by you at the rate of $1,000 principal amount of New Securities for each $1,000 principal amount of the corresponding series of Old Securities tendered promptly after notice (such notice if given orally, to be confirmed in writing) of acceptance of said Old Securities by the Trust; provided, however, that in all cases, Old Securities tendered pursuant to the Exchange Offer will be exchanged only after timely receipt by you of certificates for such Old Securities (or confirmation of book-entry transfer into your account at the Book-Entry Transfer Facility), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other required documents. You shall issue New Securities
only  in  denominations of  $1,000 or  any  integral multiple  thereof.   Old
Capital Securities may be tendered in whole or in part in denominations of $100,000 and integral multiples of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered principal amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof.

        9. Tenders pursuant to the Exchange Offer are irrevocable, except that, subject to the terms and upon the conditions set forth in the Prospectus and the Letter of Transmittal, Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date.

        10. The Trust shall not be required to exchange any Old Securities tendered if any of the conditions set forth in the Exchange Offer are not met. Notice of any decision by the Trust not to exchange any Old Securities tendered shall be given orally (and confirmed in writing) by the Trust to you.

        11. If, pursuant to the Exchange Offer, the Trust does not accept for exchange all or part of the Old Securities tendered because of an invalid tender, the occurrence of certain other events set forth in the Prospectus under the caption "The Exchange Offer -- Conditions to the Exchange Offer" or
otherwise, you  shall promptly   after the  expiration or termination  of the
Exchange Offer return those certificates for unaccepted Old Securities (or effect appropriate book-entry transfer), together with any related required documents and the Letters of Transmittal relating thereto that are in your possession, to the persons who deposited them.

        12. All certificates for reissued Old Securities, unaccepted Old Securities or for New Securities shall be forwarded by (a) first-class certified mail, return receipt requested, under a blanket surety bond protecting you and the Trust from loss or liability arising out of the non-receipt or non-delivery of such certificates or (b) by registered mail insured separately for the replacement value of each of such certificates.

        13. You are not authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, bank or other persons or to engage or utilize any person to solicit tenders.

        14.  As Exchange Agent hereunder you:

             (a) shall  have  no  duties  or  obligations  other  than  those specifically set forth in the section of the Prospectus captioned "The Exchange Offer," the Letter of Transmittal or herein or as may be subsequently agreed to in writing by you and the Trust;

             (b) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any of the certificates or the Old Securities represented thereby deposited with you pursuant to the Exchange Offer, and will not be required to and will make no representation as to the validity, value or genuineness of the Exchange Offer;

             (c) shall not be obligated to take any legal action hereunder which might in your reasonable judgment involve any expense or liability, unless you shall have been furnished with reasonable indemnity;

             (d) may reasonably rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to you and reasonably believed by you to be genuine and to have been signed by the proper party or parties;

             (e) may reasonably act upon any tender, statement, request, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which you shall in good faith believe to be genuine or to have been signed or represented by a proper person or persons;

             (f) may rely on and shall be protected in acting upon written or oral instructions from any Administrative Trustee of the Trust or from any Designated Officer of the Corporation;

             (g) may consult with your counsel with respect to any questions relating to your duties and responsibilities and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you hereunder in good faith and in accordance with the advice or opinion of such counsel; and

             (h) shall not advise any person tendering Old Securities pursuant to the Exchange Offer as to the wisdom of making such tender or as to the market value or decline or appreciation in market value of any Old Securities.

        15. You shall take such action as may from time to time be requested by the Trust or its counsel or any Designated Officer of the Corporation (and such other action as you may reasonably deem appropriate) to furnish copies of the Prospectus, Letter of Transmittal and the Notice of Guaranteed Delivery (as defined in the Prospectus) or such other forms as may be approved from time to time by the Trust or the Corporation, to all persons requesting such documents and to accept and comply with telephone requests
for   information  relating  to  the   Exchange  Offer,  provided  that  such
information shall relate only to the procedures for accepting (or withdrawing
from) the Exchange Offer.   The Trust  will furnish you  with copies of  such
documents at  your request.   All other requests for  information relating to
the Exchange Offer shall be directed to the Trust, Attention: Janice B. Liva,
Esq.

        16. You shall advise by facsimile transmission or telephone, and promptly thereafter confirm in writing to Janice B. Liva, Esq. of the Trust, and such other person or persons as the Trust or the Corporation may request, daily (and more frequently during the week immediately preceding the
Expiration Date and if otherwise requested) up to and including the Expiration Date, as to the number of Old Securities which have been tendered pursuant to the Exchange Offer and the items received by you pursuant to this Agreement, separately reporting and giving cumulative totals as to items properly received and items improperly received. In addition, you will also inform, and cooperate in making available to, the Trust or the Corporation or any such other person or persons upon oral request made from time to time on or prior to the Expiration Date of such other information as it or such
person   reasonably  requests.    Such  cooperation  shall  include,  without
limitation, the granting by you to the Trust or the Corporation and such person as the Trust or the Corporation may request of access to those persons on your staff who are responsible for receiving tenders, in order to ensure that immediately prior to the Expiration Date the Trust or the Corporation shall have received information in sufficient detail to enable it to decide whether to extend the Exchange Offer. You shall prepare a final list of all persons whose tenders were accepted, the aggregate principal amount of Old Securities tendered, the aggregate principal amount of Old Securities accepted and deliver said list to the Trust promptly after the Expiration Date.

        17. Letters of Transmittal and Notices of Guaranteed Delivery shall be stamped by you as to the date and the time of receipt thereof and shall be preserved by you for a period of time at least equal to the period of time
you preserve  other records pertaining  to the  transfer of securities.   You
shall dispose of unused Letters of Transmittal and other surplus materials by returning them to the Trust at the address set forth below for notices.

        18. You hereby expressly waive any lien, encumbrance or right of set-off whatsoever that you may have with respect to funds deposited with you for the payment of transfer taxes by reasons of amounts, if any, borrowed by the Trust, or any of its subsidiaries or affiliates pursuant to any loan or credit agreement with you or for compensation owed to you hereunder.

        19. For services rendered as Exchange Agent hereunder, you shall be entitled to such compensation as set forth on Schedule I attached hereto.

        20. You hereby acknowledge receipt of the Prospectus and the Letter of Transmittal and further acknowledge that you have examined each of them. Any inconsistency between this Agreement, on the one hand, and the Prospectus and the Letter of Transmittal (as they may be amended from time to time), on the other hand, shall be resolved in favor of the latter two documents, except with respect to the duties, liabilities and indemnification of you as Exchange Agent, which shall be controlled by this Agreement.

        21. (a) The Trust covenants and agrees to indemnify and hold you harmless in your capacity as Exchange Agent hereunder against any loss,
liability,   cost  or  expense,  including  reasonable  attorneys'  fees  and expenses, arising out of or in connection with any act, omission, delay or refusal made by you in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document reasonably believed by you to be valid, genuine and sufficient and in accepting any tender or effecting any transfer of Old Securities reasonably believed by you in good faith to be authorized, and in delaying or refusing in good faith to accept any tenders or effect any transfer of Old
Securities; provided, however, that the Trust shall not be liable for indemnification or otherwise for any loss, liability, cost or expense to the
extent arising  out of your  gross negligence or  willful misconduct.   In no
case shall the Trust be liable under this indemnity with respect to any claim against you unless the Trust shall be notified by you, by letter or cable or by facsimile confirmed by letter, of the written assertion of a claim against you or of any other action commenced against you, promptly after you shall have received any such written assertion or notice of commencement of action. The Trust shall be entitled to participate at its own expense in the defense of any such claim or other action, and, if the Trust so elects, the Trust may
assume the  defense of any suit  brought to enforce  any such claim.   In the
event that the Trust shall assume the defense of any such suit or threatened action in respect of which indemnification may be sought hereunder, the Trust shall not be liable for the fees and expenses of any additional counsel thereafter retained by you so long as you consent to the Trust's retention of counsel, which consent may not be unreasonably withheld; provided that the Trust shall not be entitled to assume the defense of any such action if the
named  parties   to  such  action  include   both  the  Trust   and  you  and
representation of both parties by the same legal counsel would, in the written opinion of counsel to you, be inappropriate due to actual or
potential  conflicting interests  between them.   It  is understood  that the
Trust shall not be liable under this paragraph for the fees and expenses of more than one legal counsel for you. In the event that the Trust shall assume the defense of any such suit, the Trust shall not thereafter be liable for the fees and expenses of any counsel retained by you.

        (b) You agree that, without the prior written consent of the Trust (which consent shall not be unreasonably withheld), you will not settle, compromise or consent to the entry of any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought in accordance with the indemnification provisions of this Agreement (whether or not you or the Trust or any of its trustees, or controlling persons is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Trust and its trustees and controlling persons from all liability arising out of such claim, action or proceeding.

        22.  You shall arrange to  comply with all requirements under the  tax
laws  of  the  United  States,   including  those  relating  to  missing  Tax
Identification Numbers,  and  shall file  any  appropriate reports  with  the
Internal Revenue Service.   The  Trust understands that  you are required  in
certain instances to deduct 31% with respect to interest paid on the New Securities and proceeds from the sale, exchange, redemption or retirement of the New Securities from holders who have not supplied their correct Taxpayer Identification Number or required certification. Such funds will be turned
over  to  the   Internal  Revenue  Service  in  accordance   with  applicable
regulations.

        23. You shall notify the Trust of the amount of any transfer taxes payable in respect of the exchange of Old Securities and, upon receipt of written approval from the Trust, you shall deliver or cause to be delivered, in a timely manner to each governmental authority to which any transfer taxes are payable in respect of the exchange of Old Securities, your check in the amount of all transfer taxes so payable, and the Trust shall reimburse you for the amount of any and all transfer taxes payable in respect of the exchange of Old Securities; provided, however, that you shall reimburse the Trust for amounts refunded to you in respect of your payment of any such transfer taxes, at such time as such refund is received by you.

        24. This Agreement and your appointment as Exchange Agent hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of law principles, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto.

        25. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        26. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        27. This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. This Agreement may not be modified orally.

        28. Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

        If to the Trust:

             BankBoston Capital Trust I
             100 Federal Street  01-19-02
             Boston, Massachusetts  02110

             Facsimile:   (617) 434-7980
             Attention:    Janice B. Liva, Esq.


        If to the Exchange Agent:

             The Bank of New York
             101 Barclay Street
             Floor 21 West
             New York, New York  10286

    Facsimile:   (212) 815-5915
    Attention:   Corporate Trust Trustee
             Administration

        29.  Unless terminated earlier by the  parties hereto, this  Agreement
shall terminate 90  days following the Expiration Date.   Notwithstanding the
foregoing, Paragraphs 19,  21 and  23 shall survive  the termination of  this
Agreement.   Upon  any  termination  of this  Agreement,  you shall  promptly deliver to the Trust any certificates for Securities, funds or property then held by you as Exchange Agent under this Agreement.

        30. This Agreement shall be binding and effective as of the date hereof.

        Please  acknowledge  receipt   of  this  Agreement  and  confirm  the
arrangements herein provided by signing and returning the enclosed copy.




    BANKBOSTON CAPITAL TRUST I



    By:
        ----------------------------
        Name:    Kathleen M. McGillycuddy
        Title:   Administrative Trustee



Accepted as the date
first above written:

THE BANK OF NEW YORK, as Exchange Agent


By:

    Name:
    Title: